Exhibit 99.1

PRESS RELEASE

MagnaChip Updates Timeline for Restatement

SEOUL, South Korea, January 28, 2015 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a designer and manufacturer of analog and mixed-signal semiconductor products, announced today that the Company expects to complete and file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which will include its restated annual financial statements for the years ended December 31, 2012 and 2011 (the “2013 Form 10-K”), and simultaneously complete and file its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, which will include the corresponding comparative restated financial statements for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, respectively (the “2014 Form 10-Qs”), during the week of February 9, 2015, but no later than February 13, 2015.

About MagnaChip Semiconductor

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release, including expectations about the timing, form and content of the Company’s 2013 Form 10-K, 2014 Form 10-Qs and other SEC filings, are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the ongoing restatement review by management and the Company’s outside auditors; the impact of the accounting errors and adjustments on the Company’s prior and future financial statements; the identification of additional errors or adjustments not known to the Company as of the date hereof; the impact of the internal investigation, restatement and delayed SEC report filings on the Company’s business, including its customers, suppliers, counterparties, and under the Company’s debt instruments; the extent of any material weakness or significant deficiencies in the Company’s internal control over financial reporting; and other risks and uncertainties of the Company’s business detailed from time to time in the Company’s filings with the SEC, including our Form 10-K filed on February 22, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website (without regard to any financial information described therein to the extent it relates to the restatement periods). The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States:

Robert Pursel

Director of Investor Relations

Tel. +1-408-625-1262

robert.pursel@magnachip.com

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